Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-124816) on Form S-8 of our reports dated January 14, 2008, except for the matters described in Note 1 as to which the date is September 15, 2008, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K/A of Credo Petroleum Corporation for the year ended October 31, 2007.

HEIN & ASSOCIATES LLP

/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado
September 15, 2008